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                                   EXHIBIT 21

                   SUBSIDIARIES OF BOLLINGER INDUSTRIES, INC.


SUBSIDIARY                                 JURISDICTION OF ORGANIZATION
----------                                 ----------------------------

Bollinger Operating Corp.                  Nevada

Bollinger Holding Corp.                    Delaware

C.G. Products, Inc.                        California

NBF, Inc.                                  Georgia

Bollinger Industries, L.P. (Indirect)      Texas